NEWSRELEASE

FOR IMMEDIATE RELEASE
October 12, 2006

Contacts:
Investors Jay Gould Susan Stuart	(614) 480-4060 (614) 480-3878	Media Jeri Grier-Ball Maureen Brown	(614) 480-5413 (614) 480-4588

HUNTINGTON BANCSHARES INCORPORATED
ANNOUNCES TWO ITEMS THAT WILL RESULT IN A SIGNIFICANT NET BENEFIT TO 2006 THIRD QUARTER EARNINGS

• $84.5 MILLION ($0.35 PER SHARE) REDUCTION TO FEDERAL INCOME TAX EXPENSE

• $37.4 MILLION AFTER-TAX ($0.16 PER SHARE) INVESTMENT SECURITIES IMPAIRMENT

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN) announced today two items that will result in a net positive impact of $0.19 per common share on 2006 third quarter results.

Federal income tax expense for the 2006 third quarter will be reduced by $84.5 million or $0.35 per common share. This reflects the recent resolution of a federal income tax audit covering tax years 2002 and 2003 that resulted in the release of previously established federal income tax reserves, as well as the recognition of federal tax loss carry backs.

Additionally, the company has reviewed $2.1 billion of its investment securities portfolio. The objective of this review is to reposition the portfolio in order to optimize performance in light of changing economic conditions and other factors. Such repositioning will likely result in the sale of these securities and reinvestment into new securities expected to maximize performance and to improve the overall risk profile. Management expects this repositioning will improve the net interest margin in coming quarters. The securities have been identified where there is no longer the positive intent to hold to recovery. At September 30, 2006, these securities had total unrealized losses of $57.5 million ($37.4 million after tax or $0.16 per common share), which has been recognized in the 2006 third quarter results.

Including the $0.19 per common share net benefit of these two items, 2006 third quarter earnings are expected to be $0.65 per common share.

Huntington confirmed it will report its third quarter earnings as previously scheduled on Thursday, October 19, 2006 prior to the market opening. A news release and supporting financial data will be available at that time on Huntington’s website at www.huntington-ir.com.

Conference Call / Webcast Information

Huntington’s senior management will host an earnings conference call the same day at 1:00 p.m. (Eastern Time). The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at 800-223-1238; conference ID 6774065. Slides will be available at www.huntington-ir.com just prior to 1:00 p.m. (Eastern Time) on October 19, 2006 for review during the call.

A replay of the webcast will be archived in the Investor Relations section of Huntington’s web site www.huntington.com. A telephone replay will be available two hours after the completion of the call through October 31, 2006 at 800-642-1687; conference ID 6774065.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Risk Factors” included in Item 1A of Huntington’s Annual Report on Form 10-K for the year ended December 31, 2005, and other factors described from time to time in Huntington’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

About Huntington

Huntington Bancshares Incorporated is a $36 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 140 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through over 375 regional banking offices in Indiana, Kentucky, Michigan, Ohio, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of over 1,000 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Arizona, Florida, Georgia, North Carolina, Pennsylvania, South Carolina, and Tennessee; Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Florida, Maryland, and New Jersey. International banking services are made available through the headquarters office in Columbus and an office located in the Cayman Islands and an office located in Hong Kong.

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